INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement of The James Advantage Funds under the Securities Act of 1933, filed under Registration Statement No. 333-37277 of our report dated August 13, 1998, relating to The Golden Rainbow Fund incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the captions "Independent Auditors" and "Golden Rainbow Fund Financial Highlights," in such Registration Statement.





/s/
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Dayton, Ohio
September 18, 1998